UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2017

Communications Sales & Leasing, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10802 Executive Center Drive Benton Building Suite 300 Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 26, 2017, Communications, Sales & Leasing, Inc. (the “Company”) announced that it is seeking to amend its existing senior secured credit agreement to reprice in full the Company’s existing term loans. Consummation of the senior secured credit agreement amendment is subject to numerous factors, including reaching agreement with our lenders and market conditions, and there can be no assurance that we will successfully enter into the amendment to our senior secured credit agreement on the terms described herein or at all.

FORWARD-LOOKING STATEMENTS

Certain statements in this report  constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time.  Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations regarding the credit facility amendment.  Words such as “anticipate(s),” “expect(s),” “intend(s),” “estimate(s),” “foresee(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements.  These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained.  Factors which could materially alter our expectations with regard to the forward-looking statements or which could cause actual results to differ materially from our expectations include, but are not limited to the risk that we fail to obtain consent from our lenders to the amendment and additional factors discussed in the Risk Factors sections of our reports filed with the SEC.

CS&L expressly disclaims any obligation to release publicly any updates or revisions to any of the forward looking statements set forth in this report to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2017	COMMUNICATIONS SALES & LEASING, INC.

	By:	/s/ Mark A. Wallace
		Name:	Mark A. Wallace
		Title:	Executive Vice President — Chief Financial Officer and Treasurer

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